 As filed with the Securities and Exchange Commission on June 2, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3321804
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Campus Drive

Florham Park, New Jersey 07932

Telephone (608) 441-8120

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

James V. Caruso

President and Chief Executive Officer

100 Campus Drive

Florham Park, New Jersey 07932

Telephone (608) 441-8120

(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:

Gregory J. Lynch, Esq.
Joshua B. Erekson, Esq.	Michael F. Nertney
Michael Best & Friedrich LLP	Ellenoff Grossman & Schole LLP
One South Pinckney Street, Suite 700	1345 Avenue of the Americas
Madison, Wisconsin 53703	New York, NY 10105-0302
(608) 257-3501	(212) 370-1300

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-238132

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share(3)(4)	$2,500,000	$
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof	2,500,000
Warrants to purchase common stock and common stock issuable upon exercise of warrants(5)	1,750,000
Total	$4,250,000		$552

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Represents only the additional number of securities being registered. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-238132).
(4)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $2,500,000.

(5)	Includes additional proceeds payable because the exercise price of the warrants will be 105% of the offering price of the common stock.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents solely to register up to an aggregate of $2,500,000 in (i) additional shares of common stock, par value $0.00001 per share each with one-half of a Series H Warrant to purchase a share of common stock, (ii) additional pre-funded warrants each with one-half of a Series H Warrant to purchase a share of common stock, (iii) shares of common stock issuable upon exercise of the additional pre-funded warrants and (iv) shares of common stock issuable upon exercise of the Series H Warrants. The contents of the Registration Statement on Form S-1 (Registration No. 333-238132), as amended, including the exhibits and power of attorney thereto, which will be declared effective by the Securities and Exchange Commission on June 2, 2020, are incorporated by reference in this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Form	Filing Date	Exhibit No.
5.1*	Legal Opinion of Michael Best & Friedrich LLP
23.1*	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23.2*	Consent of Baker Tilly Virchow Krause, LLP

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florham Park, State of New Jersey, on June 2, 2020.

CELLECTAR BIOSCIENCES, INC.

By:	/s/ Dov Elefant
Dov Elefant
Vice President and Chief Financial Officer

Signature	Title	Date
*	Chief Executive Officer and Director	June 2, 2020
James V. Caruso	(principal executive officer)

/s/ Dov Elefant	Chief Financial Officer	June 2, 2020
Dov Elefant	(principal financial officer and
principal accounting officer)

*	Director	June 2, 2020
Frederick W. Driscoll

*	Director	June 2, 2020
Stephen A. Hill

*	Director	June 2, 2020
Stefan D. Loren, Ph.D.

*	Director	June 2, 2020
John Neis

*	Director	June 2, 2020
Douglas J. Swirsky

* /s/ Dov Elefant as attorney-in-fact.